SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      December 27, 2000
(Date of earliest event reported)  (December 27, 2000)

CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)   Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On December 27, 2000, the Registrant issued the following press release:

CTC Communications Announces Six Beta Customers
Using its 100% Packet-Based Network for Voice Services

--Customer Trial of Local and Long Distance Voice Services on a Packet-Based Network Underway--

Beta Customer Highlights:
- Packet-Based Voice Services being Utilized by Six Beta Customer Locations in western Massachusetts
- Packet-Based Voice Services being Utilized by CTC's Springfield Massachusetts Sales and Service Branch office
- The Six Customer Locations and CTC's Branch Office each have 12 On-Net Dial Tone Lines for a total of 84 Voice Lines in Use for the Beta Trial
- Early on Beta Trial Results Positive
- Beta Testing Expected to Complete in mid-February 2001.

WALTHAM, Mass-December 27, 2000-- CTC Communications Group Inc. (NASDAQ:
CPTL)--today announced that six customer locations in western Massachusetts are now using its PowerPath(sm) network for voice services. In addition, the Company's Springfield Massachusetts sales and service branch office is also using the network for its voice services. These six customers and CTC's branch office are the initial beta test group for CTC's first-of-a-kind long distance and local voice services on a 100% packet-based network.

As previously announced, on December 21, 2000, CTC successfully completed rigorous Alpha testing of local and long distance voice services on its network and has now entered the beta testing phase with actual customers using these on-net voice services. The company's beta testing plan involves specific operations, service quality and call processing validations from a customer perspective as well as a technical and network performance perspective. Beta testing will measure voice quality, call set-up and timing, billing and call record keeping, the full array of outgoing and incoming call types, Public Switched Telephone Network (PSTN) interconnection and the integrated performance of all the internal components of CTC's packet-based network.

"Although we are very early into the beta trial with these customers, results to date have been very satisfying", stated Frederic Kunzi, CTC's Chief Technology Officer. "Customers as well as our own branch office personnel are using our on-net local and long distance voice services on an ongoing basis, every day. The network is performing well, call processing is accurate and consistent and voice quality is excellent. Naturally, we are in constant communication with our beta customers on this historic achievement of voice services on a packet-based network. Customer feedback to date has generally consisted of "so far-so good, working well, sounds great". This simple assessment from our customers is as significant and celebrated, here at CTC, as was our successful completion of Alpha testing".

CTC plans to continue voice beta testing in western Massachusetts through mid-February 2001. Additional customers will be added to the trial in mid January and limited production is expected to start in late February 2001.

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing next generation technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 407,000 access lines as of September 30, 2000.

The Company's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com.


The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the ability of the Company to successfully complete beta testing of local voice services on its packet-based network. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.


#	#	#

Contact:	John Dinsmore 			 	John Pittenger
		Feldman Communications Inc.		CTC Communications
		410-571-8900 (t)				781-466-1302  (t)
		JDFelCom@aol.com (e)			pitt@ctcnet.com
		www.FeldmanCommunications.com		www.ctcnet.com
* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.
                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated: December 27, 2000